                                                                     EXHIBIT (g)

                            AGREEMENT OF JOINT FILING

         AIMCO Properties, L.P., AIMCO-GP, Inc. and Apartment Investment and Management Company agree that the Schedule 13D to which this Agreement is attached as an exhibit, and all amendments thereto, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements the requirements of Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended.

Dated:  September 20, 2000
                                             AIMCO PROPERTIES, L.P.

                                             By: AIMCO-GP, INC.
                                                 (General Partner)


                                             By: /s/ Patrick J. Foye
                                                 ------------------------------
                                                  Executive Vice President

                                             AIMCO-GP, INC.


                                             By: /s/ Patrick J. Foye
                                                 ------------------------------
                                                  Executive Vice President


                                             APARTMENT INVESTMENT AND
                                             MANAGEMENT COMPANY


                                             By: /s/ Patrick J. Foye
                                                 ------------------------------
                                                  Executive Vice President